Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Amendment No. 2 to this Registration Statement (No. 333-167600) on Form S-1, of our report dated March 30, 2010, of Bio-Path Holdings, Inc. relating to the financial statements as of and for the years ended December 31, 2009, and 2008, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Mantyla McReynolds LLC

Mantyla McReynolds LLC Salt Lake City, Utah

July 8, 2010